Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact:	(609) 452-4807
www.covance.com

COVANCE REPORTS RECORD REVENUE AND EARNINGS

 – $432 Million in Net Orders Drive Backlog Growth of 31.8% –
– 15.6% Net Revenue Growth; EPS Growth of 23.6% –

Princeton, New Jersey, October 25, 2006 – Covance Inc. (NYSE: CVD) today reported earnings for its third quarter ended September 30, 2006 of $0.59 per diluted share, including a $0.04 per diluted share gain from the favorable resolution of several income tax matters during the third quarter.  Excluding the income tax gain, earnings were $0.55 per diluted share, representing year-over-year EPS growth of 23.6%, with both periods including stock-based compensation expense.

“In the third quarter, Covance achieved strong results, reaching new highs in EPS, net revenues, operating income, free cash flow, and backlog.  We are particularly pleased to report an increase in net revenue growth to 15.6%, a sequential 40 basis point increase in operating margin, and robust net orders of $432 million,” said Joe Herring, Chairman and Chief Executive Officer.  “In Early Development, net revenue growth accelerated to 19.1% and operating margins were a healthy 24.1%.  In Late-Stage Development, revenue grew 12.4% and operating margins increased 160 basis points sequentially to 17.5%.  On the commercial front, net orders of $432 million, which represents a book-to-bill of 1.27:1, drove backlog up 31.8% year-on-year to $2.07 billion.  Robust net orders in our central laboratory and clinical development service offerings drove our Late-Stage Development book-to-bill ratio in excess of 1.5:1.”

“We continue to deliver service solutions that help our clients accelerate the development of new products.  An example is our Program Management capability, which provides integrated IND-enabling services.  We currently manage 128 molecules for 72 different clients, representing growth of approximately 50% over this time last year.  We also see increasing demand for integrated service solutions across Late-Stage Development where Covance is well-positioned to deliver differentiated and valuable services for our clients.”

“Looking forward to 2007, based upon our strong performance again this quarter and our expanding backlog, we are targeting revenue growth in the low- to mid-teens range and earnings per share growth of 20% over our 2006 target of at least $2.19 per diluted share (excluding the third quarter income tax gain).”

Consolidated Results

Three Months Ended Sept 30 ($ in millions except EPS)	3Q06	3Q05 as reported	3Q05 SFAS 123 Expense	3Q05 Pro Forma	Change
Net Revenues	$341.5	$295.4		$295.4	15.6%
Reimbursable Out-of-Pockets	$14.7	$11.7		$11.7
Total Revenues	$356.2	$307.1		$307.1

Costs and Expenses	$292.4	$251.3	$4.2	$255.5	14.4%
Reimbursable Out-of-Pockets	$14.7	$11.7		$11.7
Total Costs and Expenses	$307.1	$263.0	$4.2	$267.2

Operating Income	$49.0	$44.1	$(4.2)	$39.9	22.7%
Operating Margin %	14.4%	14.9%	(1.4)%	13.5%
Net Income	$38.3	$31.2	$(2.8)	$28.4	34.8%
Diluted EPS	$0.59	$0.49	$(0.04)	$0.45	32.2%

Income Tax Gain	$2.5	—	—	—
Net Income excluding tax gain	$35.8	$31.2	$(2.8)	$28.4	26.1%
Diluted EPS excluding tax gain	$0.55	$0.49	$(0.04)	$0.45	23.6%

Nine Months Ended Sept 30 ($ in millions except EPS)	2006 YTD	2005 YTD as reported	2005 YTD SFAS 123 Expense	2005 YTD Pro Forma	Change
Net Revenues	$997.2	$870.6		$870.6	14.5%
Reimbursable Out-of-Pockets	$49.8	$36.7		$36.7
Total Revenues	$1,047.0	$907.3		$907.3

Costs and Expenses	$855.3	$743.7	$13.6	$757.3	12.9%
Reimbursable Out-of-Pockets	$49.8	$36.7		$36.7
Total Costs and Expenses	$905.1	$780.4	$13.6	$794.0

Operating Income	$141.9	$126.9	$(13.6)	$113.3	25.2%
Operating Margin %	14.2%	14.6%	(1.6)%	13.0%
Net Income	$106.7	$89.6	$(9.2)	$80.4	32.7%
Diluted EPS	$1.65	$1.41	$(0.14)	$1.27	30.7%

Income Tax Gain	$2.5	—	—	—
Net Income excluding tax gain	$104.2	$89.6	$(9.2)	$80.4	29.6%
Diluted EPS excluding tax gain	$1.61	$1.41	$(0.14)	$1.27	26.7%

Operating Segment Results

Early Development

($ in millions)	3Q06	3Q05	Change	2006 YTD	2005 YTD	Change
Net Revenues	$167.4	$140.5	19.1%	$465.6	$411.2	13.2%
Operating Income	$40.3	$36.6	10.1%	$115.0	$102.3	12.3%
Margin %	24.1%	26.1%		24.7%	24.9%

The Company’s Early Development segment includes preclinical toxicology, analytical chemistry, clinical pharmacology services, and research products.  Early Development net revenues for the third quarter of 2006 grew 19.1% year-on-year to $167.4 million, compared to $140.5 million in the third quarter of 2005.  Net revenue growth in the quarter was driven by exceptionally strong performances in our global toxicology and chemistry services.  Year-to-date, net revenues increased 13.2% to $465.6 million compared to $411.2 million in the first nine months of the prior year.

Operating income for the third quarter of 2006 increased 10.1% to $40.3 million compared to $36.6 million for the third quarter of last year.  Operating margins for the third quarter of 2006 were 24.1% versus 26.1% in the third quarter of the prior year.  Our North American toxicology and chemistry had outstanding operating performance, fueled by our new toxicology capacity and improving results in bioanalytical chemistry.  The year-on-year reduction in operating margins in the third quarter is almost entirely attributable to dilution resulting from the acquisition of Radiant Research.  Year-to-date, operating margins were 24.7% compared to 24.9% in the prior year.

Late-Stage Development

($ in millions)	3Q06	3Q05	Change	2006 YTD	2005 YTD	Change
Net Revenues	$174.1	$154.9	12.4%	$531.7	$459.4	15.7%
Operating Income	$30.4	$24.3	25.2%	$90.9	$76.8	18.4%
Margin %	17.5%	15.7%		17.1%	16.7%

The Late-Stage Development segment includes central laboratory, Phase II-III clinical development, commercialization services (periapproval services and market access services), and cardiac safety services.  Late-Stage Development net revenues for the third quarter of 2006 grew 12.4% to $174.1 million compared to $154.9 million in the third quarter of 2005.  Central laboratory and clinical development services were the primary drivers of this quarter’s growth.  Year-to-date, net revenues grew 15.7% to $531.7 million compared to $459.4 million in the prior year.

Operating income for the third quarter of 2006 increased 25.2% to $30.4 million compared to $24.3 million in the third quarter of the prior year.  Operating margins for the third quarter of 2006 expanded to 17.5% versus 15.7% in the third quarter of 2005.  Clinical development and central laboratory services were the primary drivers of the year-on-year operating margin expansion.  Year-to-date, operating margins were 17.1% compared to 16.7% in the prior year.

Corporate Information

The Company’s backlog at September 30, 2006 grew 31.8% year-over-year to $2.07 billion compared to $1.57 billion at September 30, 2005.  Net orders in the third quarter of 2006 were $432 million, up 17.5% over the $368 million reported in the third quarter of 2005.

Corporate expenses, which totaled $21.7 million in the third quarter of 2006, include $3.8 million of incremental expenses relating to the expensing of stock-based compensation under SFAS 123(R).

Cash and cash equivalents at September 30, 2006 was a record $210.1 million compared to $137.6 million at June 30, 2006.  Capital expenditures for the third quarter were $22.4 million and totaled $71.8 million for the first nine months of 2006.  Free cash flow (cash from operations less capital spending) was $64.1 million in the quarter and $93.6 million year to date.  We expect full-year 2006 capital spending to be in the range of $130 to $140 million and 2006 free cash flow to be approximately $95 million.

Net Days Sales Outstanding (DSO) decreased to 55 days at September 30, 2006 compared to 57 days at June 30, 2006 and 63 days at September 30, 2005.

The Company’s investor conference call will be webcast on October 26 at 9:00 am EDT.  Management’s commentary and presentation slides will be available through www.covance.com.

Covance, with headquarters in Princeton, New Jersey, is one of the world’s largest and most comprehensive drug development services companies with annual revenues greater than $1 billion, global operations in more than 20 countries, and more than 8,000 employees worldwide.  Information on Covance’s products and services, recent press releases, and SEC filings can be obtained through its website at www.covance.com.

Statements contained in this press release, which are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including the statements contained herein regarding anticipated trends in the Company’s business are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These risks and uncertainties include, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, levels of industry research and development spending, the Company’s ability to continue to attract and retain qualified personnel, the fixed price nature of contracts or the loss of large contracts, risks associated with acquisitions and investments, the Company’s ability to increase order volume, the pace of translation of orders into revenue in late-stage development services, difficulties or delays in integrating the business of Radiant and achieving anticipated efficiencies and synergies, and other factors described in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  The Company undertakes no duty to update any forward looking statement to conform the statement to actual results or changes in the Company’s expectations.

Statement Regarding Adoption of SFAS 123(R)

Prior to 2006, Covance followed the disclosure-only provisions of SFAS123 as it related to expensing of stock options.  Accordingly, the Company had accounted for stock awards granted under its equity plans under the recognition and measurement principles of APB25, which provide that no expense is recorded for stock options issued with an exercise price equal to the fair market value of the underlying stock on the date of grant.  Covance reflected the expense associated with the fair value of stock option grants in its required pro forma footnote disclosure under SFAS123 in its SEC filings.  Beginning January 1, 2006, Covance adopted SFAS123(R).  Under SFAS123(R), all share-based payments to employees, including grants of employee stock options, are recognized in the financial statements based upon their fair values.  Management believes that it may be useful for investors in evaluating current period financial performance to compare to 2005 results that include stock option expense computed in accordance with SFAS 123.  Management does not assert that such pro forma numbers are superior to the 2005 “as reported” results; however, the pro forma numbers may help investors compare results including stock option expense across both periods.  Although the Company has begun to use the Lattice-Binomial valuation method for valuing stock options granted beginning in 2006 (whereas previously the Company had used the Black-Scholes Merton valuation method), management believes that the Lattice-Binomial and the Black-Scholes Merton valuation methods, with the assumptions used by the Company, result in fair values which are substantially similar in all material respects.  As a result, the Company believes that the 2006 “as reported” amounts under SFAS123(R) are comparable to the 2005 “pro forma” amounts as previously disclosed under SFAS123.

Financial Exhibits Follow

COVANCE INC.

CONSOLIDATED INCOME STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

(Dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended September 30		Nine Months Ended September 30
	2006 (1)	2005 (2)	2006 (1)	2005 (2)

Net revenues	$341,478	$295,368	$997,227	$870,596
Reimbursable out-of-pockets	14,681	11,759	49,744	36,726
Total revenues	356,159	307,127	1,046,971	907,322

Costs and expenses:
Cost of revenue	223,662	194,823	660,045	577,309
Reimbursed out-of-pocket expenses	14,681	11,759	49,744	36,726
Selling, general and administrative	54,196	44,673	153,794	131,299
Depreciation and amortization	14,584	11,758	41,468	35,092
Total costs and expenses	307,123	263,013	905,051	780,426

Income from operations	49,036	44,114	141,920	126,896

Other (income) expense, net:
Interest income, net	(1,693)	(723)	(5,188)	(2,710)
Foreign exchange transaction (gain) loss, net	(95)	(2)	(28)	949
Other income, net	(1,788)	(725)	(5,216)	(1,761)

Income before taxes and equity investee earnings	50,824	44,839	147,136	128,657

Taxes on income	12,726	13,685	41,389	39,444

Equity investee earnings	178	78	938	433

Net income	$38,276	$31,232	$106,685	$89,646

Basic earnings per share	$0.60	$0.50	$1.68	$1.43

Weighted average shares outstanding - basic	63,827,555	62,498,313	63,542,002	62,586,651

Diluted earnings per share	$0.59	$0.49	$1.65	$1.41

Weighted average shares outstanding - diluted	64,965,380	63,696,805	64,758,456	63,757,590

Excluding the impact of the $2.5 million income tax gain:

Taxes on income	$15,193	n/a	$43,856	n/a

Net income	$35,809	n/a	$104,218	n/a

Basic earnings per share	$0.56	n/a	$1.64	n/a

Diluted earnings per share	$0.55	n/a	$1.61	n/a

(1) 2006 financial results include stock-based compensation expense as measured under SFAS 123R.

(2) 2005 financial results reflect stock-based compensation expense as measured under APB 25 and, accordingly, do not include stock-based compensation expense as measured under SFAS 123.

COVANCE INC.

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2006 and DECEMBER 31, 2005

(Dollars in thousands)

	September 30	December 31
	2006	2005
	(UNAUDITED)
ASSETS
Current Assets:
Cash & cash equivalents	$210,080	$160,717
Accounts receivable, net	212,802	206,098
Unbilled services	95,661	88,297
Inventory	44,794	40,293
Deferred income taxes	5,468	2,062
Prepaid expenses and other current assets	62,278	49,243
Total Current Assets	631,083	546,710

Property and equipment, net	455,753	410,665
Goodwill, net	119,730	61,262
Other assets	47,463	37,966

Total Assets	$1,254,029	$1,056,603

LIABILITIES and STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$27,824	$26,975
Accrued payroll and benefits	75,270	64,226
Accrued expenses and other current liabilities	50,693	48,298
Unearned revenue	100,991	96,987
Income taxes payable	19,573	16,242
Total Current Liabilities	274,351	252,728

Deferred income taxes	41,696	45,545
Other liabilities	31,145	26,559
Total Liabilities	347,192	324,832

Stockholders’ Equity:
Common stock	731	718
Paid-in capital	412,499	350,678
Retained earnings	719,496	612,811
Cumulative translation adjustment	28,619	13,367
Treasury stock	(254,508)	(245,803)
Total Stockholders’ Equity	906,837	731,771

Total Liabilities and Stockholders’ Equity	$1,254,029	$1,056,603

COVANCE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

(Dollars in thousands)

(UNAUDITED)

	Nine Months Ended September 30
	2006	2005
Cash flows from operating activities:
Net income	$106,685	$89,646
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,468	35,092
Non-cash compensation expense associated with employee benefit and stock compensation plans	21,990	10,257
Deferred income tax (benefit) provision	(658)	(2,349)
Other	(1,125)	116
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(998)	(24,042)
Unbilled services	(7,364)	(17,210)
Inventory	(4,087)	(964)
Accounts payable	725	(1,937)
Accrued liabilities	10,003	(1,855)
Unearned revenue	1,978	(5,956)
Income taxes payable	8,274	23,234
Other assets and liabilities, net	(11,558)	(4,495)
Net cash provided by operating activities	165,333	99,537

Cash flows from investing activities:
Capital expenditures	(71,755)	(94,338)
Acquisition of businesses	(74,561)	(6,627)
Other, net	699	115
Net cash used in investing activities	(145,617)	(100,850)

Cash flows from financing activities:
Stock issued under employee stock purchase and option plans	34,901	29,675
Purchase of treasury stock	(8,705)	(55,213)
Net cash provided by (used in) financing activities	26,196	(25,538)

Effect of exchange rate changes on cash	3,451	(10,461)

Net change in cash and cash equivalents	49,363	(37,312)

Cash and cash equivalents, beginning of period	160,717	177,712

Cash and cash equivalents, end of period	$210,080	$140,400